Exhibit 99.1

FOR IMMEDIATE RELEASE
Nicholas Financial, Inc. Corporate Headquarters 2454 McMullen-Booth Rd. Building C, Suite 501 Clearwater, FL 33759	Contact:	Katie L. MacGillivary	NASDAQ: NICK
		Vice President, CFO	Web site: www.nicholasfinancial.com
Ph # 727-726-0763

NICHOLAS FINANCIAL IS CONSIDERING

VARIOUS FINANCIAL INITIATIVES

October 21, 2014 – Clearwater, Florida – Nicholas Financial, Inc., (the “Company”) (NASDAQ: NICK) today announced that the Board of Directors of the Company is considering various strategic financial initiatives to increase return on shareholder investment, including (but not limited to) undertaking a share repurchase program or self-tender offer, initiating a cash dividend program, increase its existing credit facility and/or exploring potential expansion opportunities. No assurances can be given, however, as to whether the Board of Directors will determine to implement any such initiatives.

The statements contained in this Press Release are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 31E of the Securities Exchange Act of 1934, including statements regarding the Company’s expectations, hopes, beliefs, intentions, or strategies regarding the future. Forward-looking statements include statements regarding, among other things, the future intentions of the Board of Directors of the Company regarding possible strategic financial initiatives to increase return on shareholder investment. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. All forward-looking statements included in this document are based on information available to the Company on the date hereof and the Company assumes no obligation to update any such forward-looking statement. Prospective investors should also consult the risks described from time to time in the Company’s Reports on Forms 8-K, 10-Q and 10-K and Annual Reports to Shareholders.

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